Exhibit 10.15

*****  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

December 10th, 2015

Recordati Ireland Limited

Raheens East Ringaskiddy

County Cork

Egalet Limited Lejrvej

37-39, DK-3500

Vrerl0se Denmark

RE: Second Amendment to License Agreement ("Amendment")

Dear Sirs:

We refer to the License Agreement, dated November 23, 2000, between Recordati Ireland Limited ("Recordati")- as a successor of Recordati S.A. Chemical & Pharmaceutical Company and Egalet US, Inc. ("Egalet US") - as a successor of Roxro Pharma LLC and, then, Luitpold Pharmaceuticals Inc., as amended (the "Agreement"). Recordati and Egalet US desire to expand the territories which are the subject of the Agreement in accordance with the terms of this Amendment and desire Egalet UK (as defined below) to adhere to the Agreement only with reference to the additional territories. Accordingly, the parties hereto agree to the following:

1.                    Egalet Limited ("Egalet UK"), a corporation of the United Kingdom, having offices at Lejrvej 37-39, DK-3500 Vrerl0se, Denmark, is added as a party to the Agreement with respect to all rights and obligations under the Agreement with respect to the Expanded Territory (as defined below). Further, the grant of rights under Section 2.1 of the Agreement shall be deemed granted directly to Egalet UK for the Expanded Territory as of the date of this Amendment. For purposes of the Agreement, references to "EGALET" in the Agreement shall be deemed references to both Egalet US and Egalet UK, except that the parties hereby acknowledge and agree that (a) references to "EGALET" shall be deemed references solely to Egalet US as the party to the Agreement with respect to all rights and obligations (including payment obligations) under the Agreement in the Initial Territory (as defined below) and not the Expanded Territory; and (b) references to "EGALET" shall be deemed references solely to Egalet UK as the party to the Agreement with respect to all rights and obligations (including payment obligations) under the Agreement in the Expanded Territory and not the Initial Territory, being it understood that Egalet US shall guarantee the due performance by Egalet UK of the Agreement and of this Amendment according to the terms hereof.

2.                    The term "Territory'' is hereby amended to have the following meaning for all purposes of the Agreement:

“Territory” shall mean (a) [*****] (the “Initial Territory”), and (b) [*****] (the “Expanded Territory”); including in each case [*****]

3.                    Article 5.3 of the Agreement is amended and replaced in its entirety with the following:

"5.3 On January 31 and June 30 of each calendar year, EGALET will provide to RECORDATI a good faith

*****  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

estimated sales forecast of the Licensed Product in the Territory for the subsequent twelve (12) month period.

EGALET shall pay the royalties to RECORDATI on Net Sales of the Licensed Product equal to:

5.3.1                    [*****] of Net Sales of the Licensed Product in the Initial Territory, which shall be paid by Egalet US, provided that the royalty rate shall be [*****] if no patent containing a Valid Claim is in force in the country of sale at the time of sale; and

5.3.2                    [*****] of Net Sales of the Licensed Product in the Expanded Territory, which shall be paid by Egalet UK."

4.                    Section 8.2. l of the Agreement is amended and replaced in its entirety with the following:

"8.2.1             to consult with each other to attempt to agree on whether legal action should   be

taken against the infringer; and".

5.                    Section 8.2.2 of the Agreement is amended and replaced in its entirety with the following:

"8.2.2             in the event RECORDATI does not agree to bring suit or to participate in a suit against any such infringer, EGALET shall have the right to take such action at its own expense, and upon receiving a recovery or award from such suit, such recovery and award shall be retained by EGALET for its own benefit and use after EGALET has paid to RECORDATI any and all royalties due under the Agreement as amended; for the sake of clarity, this provision will also apply in the event RECORDATI' s participation or involvement in the suit or legal action is required under applicable laws or requested by EGALET; in all such cases EGALET shall be responsible for RECORDATI's reasonable expenses, including RECORDATI's reasonable legal fees, actually incurred in connection with such required or requested participation or involvement; and".

6.                   Exhibit A of the Agreement is hereby amended and replaced in its entirety with the updated Exhibit A attached to this Amendment, which Exhibit A lists all Patent Rights issued or filed as of the date of this Amendment.

7.                   It is understood that with reference to the United States the documented value of the "returns" to be counted on a calendar year basis in the determination of the Net Sales [*****] recognized by Egalet US in the United States in the applicable calendar year.

8.                   This Amendment, which is made in two original counterparts, constitutes, when countersigned by Recordati, a valid amendment of the Agreement made in accordance with Article 12.3 thereof. Except amended hereby, the Agreement shall remain in full force and effect and bund Recordati, Egalet US and Egalet UK.

*****  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

If you agree to the terms of this Amendment, please ensure that an authorized signatory of Recordati Ireland Limited signs both original counterparts and returns one to Paul Varki Egalet’s General Counsel.   Please keep the other original for your records.

Sincerely yours,

Robert Radie

President and CEO

Egalet US, Inc.

AGREED AND ACKNOWLEDGED:

Recordati Ireland Limited

By:	/s/ Antoine Groves

Date:	December 10, 2015

Egalet Limited

By:	/s/ Robert S. Radie

Date:	December 10, 2015